UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 9, 2016 (August 3, 2016)

Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited

(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,

Canada, T2C 4X9

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On August 9, 2016, Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square Holdings, Ltd. (collectively, the “Selling Shareholder”), completed a secondary offering of 9,840,890 common shares (representing all of the common shares held by the Selling Shareholder) of Canadian Pacific Railway Limited (the “Company”). The Company did not sell any common shares in, and did not receive any proceeds from, the offering.

The common shares have been offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-209843) that the Company filed on March 1, 2016 with the Securities and Exchange Commission (the “Commission”) and which automatically became effective upon filing. A prospectus supplement relating to the offering was filed with the Commission on August 5, 2016.

In connection with the offering, on August 3, 2016, the Company and the Selling Shareholder entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters listed in Schedule 1 thereto. The Underwriting Agreement contains customary representations, covenants and indemnification provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached to this current report on Form 8-K as Exhibit 1.1 hereto and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 3, 2016, among Canadian Pacific Railway Limited, the shareholders named on Schedule 2 thereto and the several underwriters named on page 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2016

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ Scott Cedergren
	Name:	Scott Cedergren
	Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 1.1	Underwriting Agreement, dated August 3, 2016, among Canadian Pacific Railway Limited, the shareholders named on Schedule 2 thereto and the several underwriters names on page 1 thereto.